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                                                                     EXHIBIT 5.1


                      [Letterhead of Venture Law Group]

                                October 13, 1999


Netcentives Inc.
690 First Street
San Francisco, CA 94107

     Registration Statement on Form S-1
     (File No. 333-83443)
     ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-83443) filed by you, Netcentives Inc., with the Securities and Exchange Commission (the "Registration Statement") on July 22, 1999, and as amended by Amendment Nos. 1,2,3,4 and 5 filed August 30, 1999, September 15, 1999, September 24, 1999, October 12, 1999 and October 13, 1999, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, assuming effectiveness of the Registration Statement, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal securities laws of the United States. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name whenever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                            Sincerely,

                                            VENTURE LAW GROUP
                                            A Professional Corporation
                                            /s/ Venture Law Group


EJB